UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 12, 2013

_______________________________

Swordfish Financial, Inc.

(Exact name of registrant as specified in its charter)

_______________________________

Minnesota	000-07475	41-0831186
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

909 Independence Parkway, Southlake, Texas 76092
(Address of Principal Executive Offices) (Zip Code)

(817) 845-6244
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

July 12, 2013 Swordfish Financial, Inc. and iPoint Television, LLC sign a Letter of Intent for the express purpose of receiving $2.5M from a private investment group.

iPoint Television, LLC has signed a Letter of Intent on July 12, 2013 for funding to be provided from Walt Investment Capital, LLC from North Texas. The principle of the investment group is Mr. Paul Rodden who owns Texas Tunes AV from Texas. The terms of agreement are as follows:

1.	$25,000.00 (Twenty-Five-Thousand-Dollars) made available upon the signing of this instrument.
2.	$250,000.00 (Two-Hundred-Fifty-Thousand-Dollars) “Line-Of-Credit” (LOC) to be used for any necessary expenses iPoint Television, LLC deems necessary but with the direct approval of the Managing Partner of Walt Investment Capital, LLC.
3.	$2,500,000.00 (Two-Million-Twenty-Five-Thousand-Dollars) in Cash Investments to iPoint Television, LLC for the purpose of operations, equipment advancement and marketing. Upon the receipt of the $2.5M Walt Investment Capital, LLC will receive 10,000,000 (Ten-Million) Units of iPoint Television, LLC Units.

It is understood that Walt Investment Capital, LLC will receive equal value of shares for cash and LOC at the amount of .25 per Unit Share of iPoint Television, LLC. These shares will be made available immediately after each round of funding. Swordfish Financial, Inc. is dedicating 25,000,000 (Twenty-Five-Million) Restricted common shares towards this transaction as addressed in the iPoint/Swordfish JV agreement in section 7.1 Service and Capital Contribution.

Mr. Paul Rodden of Walt Investment Capital, LLC is a family man and entrepreneur who has been in business for over 25 years. He has owned and operated many car stereo retail locations and is currently involved in land development, oil and gas as well as other personnel business ventures. Mr. Rodden’s passion is in the audio/video business installing smart technologies and for exclusive homes, apartments, condos, hotels and resorts through his personnel business called Texas Tunes AV (www.TexasTunesAV.com)

The opportunity for his group to invest in the ground floor media group fits within his ability and interest. Mr. Rodden has shared his interest to offer the iPoint products and services to his vendor list understanding the future of home communications and entertainment. This is his first investment made outside of his personnel businesses.

This business transaction provides the much needed capital as we move forward with the acquisition and forward movement of the iPoint products. Walt Investment Capital, llc has began funding with the signing of this letter and will provide more funds as requested within the next 30-45 days or as the company has needs.

The investment will be used towards corporate advancement, employee acquisitions and equipment advancements.

Walt Investment Capital, LLC is located at 1521 Thousand Oaks Dr. Decatur, TX 76234 (214) 596-8850.

July 19, 2013 iPoint Television, LLC has signed a Business Purchase agreement for Omniverse One World Television, Inc. a Delaware Corporation

This Business Purchase Agreement, hereinafter referred to as "Agreement", is executed on July 19, 2013 by and between Omniverse One World Television, Inc., having its principal office of business at 19046 Bruce B. Downs Blvd. # 240, Tampa, Florida 33647, hereinafter referred to as "Seller," and iPoint Television, LLC, having its principal office of business at 909 Independence Parkway, Southlake, Texas 76092, hereinafter referred to as "Buyer."

WITNESSETH:

WHEREAS, Seller is the owner of a Omniverse One World Television, Inc., located at 19046 Bruce B. Downs Blvd. # 240, Tampa, Florida 33647.

WHEREAS, Seller desires to sell the Business to Buyer, and Buyer desires to purchase the Business from Seller.

NOW, THEREFORE, for and in consideration of the mutual covenants and promises hereinafter contained, the Seller agrees to sell, and the Buyer agrees to buy the Business upon the following terms and conditions.

 A. Subject Matter

1.	Description of Business

The Business includes the following properties:

The Inventory, which includes the stock in trade and merchandise, raw materials, work in progress and finished goods to be sold and purchased under this Agreement

All the furniture, fixtures, equipment, and other tangible assets

All the trade, goodwill, and other intangible assets

The leasehold interest owned by Seller for premises on which the business is located, pursuant to a valid assignment of lease

OmniBox and all OmniBox/OmniVerse branded items such as Websites, emails, domain names, equipment, services and any digital assets purchased in the past or present regarding the funds used by Omniverse One World Television. A full Inventory of items owned by Omni should be available within 30 days of the signing of this contract.

The only potential asset of Omniverse that will not be 100% transferred is the Omniverse vs. Radio Shack lawsuit that is ongoing. The proceeds of the lawsuit will be split 50% to Ipoint Tv, and 50% to Jason Demeo, minus any expenses incurred by Ipoint to litigate the lawsuit.

2. Purchase Price and Method of Payment

Buyer shall pay and Seller shall accept the purchase price for the Business as follows:

Consideration

As partial consideration for the purchase and sale of the Business (including its tangible and intangible assets as described above), the Buyer shall pay to the Seller the sum of $1,000,000.00, and such partial consideration to be referred to in this Agreement as the "Purchase Price."

Additional Consideration

Buyer shall issue 5,000,000 shares of preferred stock in Swordfish Financial Inc. (SWRF), a company that Buyer has Joint Venture agreement with, at the time of execution, to Jason Demeo, which will be irrevocable after execution.

Assumption of existing debt

The Buyer shall assume all of the existing financial obligations of the Seller, Exhibit B, and satisfy all debts within 30 days from the date of this agreement.

Payment

The sum of $25,000.00 shall be delivered to Seller upon Buyer's execution of this Agreement. Subject to the following conditions the Buyer shall make final payment for the property at closing in the total amount of $975,000.00 which accounts for the previously deposited sum of $25,000.00 in earnest moneys for a total purchase price of $1,000,000.00. Buyer agrees to pay the entire amount at closing. Buyer shall be given credit toward the purchase price for the payment of the deposit. In the event that the closing does not occur, Buyers deposited earnest money should be returned to buyer Unless the buyer does not make a good faith effort to obtain financing, the buyer shall be returned their earnest money if closing does not occur.

Activation

The remittance of the deposit will activate this agreement. Until such time as the deposit is remitted, the agreement will not be in effect.

Allocation

The Purchase Price shall be allocated for tax purposes as follows:

Asset	Purchased Unaudited Fair Market Value
100%	of the Company $31,450,300

Fair Market Value

Buyer and Seller each acknowledge that the amount of Purchase Price allocated to the Business properties is considerably less than the fair market value of the properties.

3. Closing

Time and Place of Closing

Closing is the date and time at which parties agree to finalize this transaction. The closing date is designated as the earlier date between July 18, 2014, and the date the Buyer receives adequate funding to close the transaction. Time is of the essence, unless an extension is agreed upon in writing between the Buyer and the Seller.

At Closing Seller shall deliver to the Buyer a final, executed Bill of Sale transferring to Buyer all of the assets of the Business sold hereunder, free and clear of any and all liens, encumbrances, security interests, debts or taxes of any nature whatsoever. The Seller shall also produce an Affidavit of Title shall be provided indicating the Sellers authority to sell and transfer the Business and its assets. Finally, the Seller shall execute and deliver an Assignment of the assumed name of the Business to the Buyer and any other documents necessary to finalize this Agreement.

B. Representations of the Buyer

Organization and Standing

The Business is duly organized, validly existing, in good standing under the law, and has the corporate power and authority to carry on its business as it is now being conducted

Authority relative to this Agreement

Except as otherwise stated herein, the Buyer has full power and authority to execute this Agreement and carry out the transactions contemplated by it. No further action is necessary by the Seller to make this Agreement valid and binding upon Seller and enforceable against it in accordance with the terms hereof, or to carry out the actions contemplated hereby. The execution, delivery, and performance of this Agreement by the Seller will not constitute:

(i)	a breach or a violation of the Corporation's Certificate of Incorporation, by-laws, or of any law, agreement, indenture, deed of trust, mortgage, loan agreement or other instrument to which it is a party, or by which it is bound;
(ii)	a violation of any order, judgment or decree to which it is a party or by which its assets or properties is bound or affected; or
(iii)	result in the creation of any lien, charge or encumbrance upon its assets or properties except as stated herein.

Tax Matters

The Buyer has timely prepared and filed all federal, state, and local tax returns and reports as are and have been required to be filed, and all taxes shown thereon to be due have been paid in full, including but not limited to sales tax, withholding tax, and all other taxes of every nature.

B. Representations and Warranties of Seller

Organization and Standing

The Business is duly organized, validly existing, in good standing under the law, and has the corporate power and authority to carry on its business as it is now being conducted.

Authority relative to this Agreement

Except as otherwise stated herein, the Seller has full power and authority to execute this Agreement and carry out the transactions contemplated by it. No further action is necessary by the Seller to make this Agreement valid and binding upon Seller and enforceable against it in accordance with the terms hereof, or to carry out the actions contemplated hereby. The execution, delivery, and performance of this Agreement by the Seller will not constitute:

(i)	a breach or a violation of the Corporation's Certificate of Incorporation, by-laws, or of any law, agreement, indenture, deed of trust, mortgage, loan agreement or other instrument to which it is a party, or by which it is bound;
(ii)	a violation of any order, judgment or decree to which it is a party or by which its assets or properties is bound or affected; or
(iii)	result in the creation of any lien, charge or encumbrance upon its assets or properties except as stated herein.

Tax Matters

The Seller has timely prepared and filed all federal, state, and local tax returns and reports as are and have been required to be filed, and all taxes shown thereon to be due have been paid in full, including but not limited to sales tax, withholding tax, and all other taxes of every nature.

Properties

The Seller has good and merchantable title to all of its properties and assets that constitute "Business" as defined herein. At Closing, such properties and assets will be subject to no mortgage, pledge, lien, conditional sales agreement, security agreement, encumbrance or charge, secured or unsecured, except for those taxes which shall be pro-rated as of the date of Closing. Seller has or will pay all debts incurred by it up to the date of occupancy by Buyer including all employee compensation and utilities.

Compliance with Applicable Laws

None of the Seller's actions in transferring good and merchantable title to those assets and properties set out in herein are prohibited by or have violated or will violate any law in effect on the date of this Agreement or on the date of closing.

Documents for Review

The Seller's Documents for Review enumerated in Exhibit "A" attached hereto and made a part hereof are true, authentic, and correct copies of the originals, or as appropriate the originals themselves, and no alterations and modifications thereof have been made.

C. Representations and Warranties by both Buyer and Seller

Warrants

Buyer and Seller hereby represent and warrant that there has been no act or omission by Buyer or Seller which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

Payment of Costs and Expenses

Except as expressly provided to the contrary in this Agreement, each party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement and the exhibits hereto.

Indemnification

Buyer shall indemnify and hold Seller harmless from any and all liabilities and obligations arising from Buyer's operation of the business after the Closing. Similarly, Seller shall indemnify and hold Buyer harmless from any and all liabilities and obligations arising from Seller's operation of the business prior to the Closing.

Default

After execution of this Agreement by the parties, if either party fails to perform its respective obligations, or breaches a warranty or covenant, that would constitute a default. The defaulting party shall cure the default with in 15 days of notice by the other party. In the event of a failure to cure such default by either party within the stipulated time, Seller or Buyer shall have the right to cancel this transaction and/or sue for damages in addition to any other relief provided under this Agreement. In a suit for default, the prevailing party shall recover reasonable attorney fees.

Survival of Representations and Warranties

Each of the parties to this Agreement covenants and agrees that their respective representations, warranties, covenants, statements, and agreements contained in this Agreement shall survive the Closing Date. Except the exhibits hereto or the documents and papers delivered by Seller to Buyer in connection with the Agreement herewith, there are no other agreements, representations, warranties, or covenants by or among the parties hereto with respect to the subject matter hereof.

Cooperation

Both Seller and Buyer agrees to cooperate fully with each other and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the parties, to better evidence and consummate the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

Confidentiality

Both Seller and Buyer shall not divulge, communicate, or use to the detriment of the other or for the benefit of any other person or persons, or misuse in any way, any of Seller's confidential information discovered by or disclosed to Seller or Buyer as a result of the delivery, execution or performance of this Agreement.

D. Transactions prior to Closing

Transfer of Ownership/Management Agreement

Prior to the “Closing Date” and full payment of purchase price, there will be no transfer of ownership of Seller’s assets, either tangible or intangible assets, as described above.

Prior to the closing date, the relationship will between Buyer and Seller will be strictly a management agreement with the following provisions:

1.	Jason Demeo remains the CEO of Ipoint TV. In the event Jason Demeo is not the CEO of Ipoint TV for any reason, this management provision will terminate, and management of Omniverse will revert to Jason Demeo.
2.	Buyer will pay all ongoing expenses of the Seller’s business.

Conduct of Seller's Business until Closing

Except as Buyer may otherwise consent in writing prior to the Closing Date, Seller will not enter into any transaction, take any action, or fail to take any action which would result in or could reasonably be expected to result in or cause any of the representations and warranties of Seller contained in this Agreement to be void, invalid, or false on the Closing Date.

Advice of Changes

Between the date hereof and the Closing Date, Seller will promptly advise Buyer in writing of any fact which, if existing or known at the date hereof, would have been required to be set forth herein or disclosed pursuant to this Agreement.

Documents

Seller shall deliver to Buyer at closing such documents which are in Buyer's sole discretion and necessary to fully satisfy the objectives of this Agreement in content and form.

E. General Provisions

Waivers

No action taken pursuant to this Agreement including any investigation by or on behalf of any party shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein or therein and in any documents delivered in connection herewith or therewith. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

Notices

All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class mail, postage prepaid to Seller, Buyer, or to such other address as such party shall have specified by notice in writing to the other party.

Sections and Other Headings

The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretations of this Agreement.

Governing Law

This agreement and all transactions contemplated hereby shall be governed by and construed and enforced in accordance with the laws of Texas. Any dispute arising under this contract shall be resolved under the commercial arbitration rules of the American Arbitration Association. In the event that arbitration or litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

Conditions Precedent

If the obligations and responsibility of either party are not fulfilled by the appropriate dates thereof, then this Agreement shall be deemed null and void and any deposits paid at said time shall be returned to the Buyer forthwith.

Time is of the Essence

Time and timely performance are of the essence in this contract and of the covenants and provisions hereunder.

Successors and Assigns

This Agreement may not be assigned without the prior written consent of the parties hereto. Rights and obligations created by this contract shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

In the event of the sale, merger, or transfer of ownership of Ipoint TV, all of the provisions of this agreement must survive and all obligations of Ipoint TV will be the responsibility of the new entity.

Contractual Procedures

Unless specifically disallowed by law, service of process in any litigation that arise hereunder may be obtained through certified mail, return receipt requested; the parties hereto waiving any and all rights they may have to object to the method by which service was perfected.

Extraordinary Remedies

To the extent cognizable at law, in the event of breach the parties hereto may obtain injunctive relief in addition to any and all other remedies available thereto regardless of whether the injured party can demonstrate that no adequate remedy exists at law.

 Entire Agreement

This Contract contains the entire agreement of the parties, and there are no other promises or conditions in any other agreement whether oral or written concerning the subject matter of this Contract. This Contract supersedes any prior written or oral agreements between the parties.

Severability

If any provision of this Contract will be held to be invalid or unenforceable for any reason, the remaining provisions will continue to be valid and enforceable. If a court finds that any provision of this Contract is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision will be deemed to be written, construed, and enforced as so limited.

Amendments

This Contract may be modified or amended in writing, if the writing is signed by the party obligated under the amendment.

Initials and Exhibits

This Contract shall not be valid and enforceable unless it is properly executed by Buyer and Seller and their initials affixed to each page of the exhibits attached hereto and made a part hereof.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto all on the date and year first above written.

Mr Clark Ortiz and Mr. Jason M. DeMeo executed the agreement at the iPoint Offices located at 1400 West Northwest Highway, Grapevine, TX 76092

Omniverse Product information, Market, Competition and Management

Product/Technology

Business to Business - The OmniBox has multiple functions including channel syndication, offering an alternative to traditional broadcast with much lower operating costs to service Broadcasters, Networks, Stations, and Distributors a National amd International footprint across all media platforms.

Consumer Attraction - The OmniBox technology allows for the end user to view entertainment including Movies, Series, Specials, and Live Events with genres including Lifestyle, Sports, Faith, Movies, Outdoors, Hunting, Faith, Kids, Health, Wellness, and Interactive Gaming from major US channel providers and content from around the world without the high subscription fees and long-term contracts.

Market and Customers

Per a recent report issued by Foresters Research, there are 80mm active daily data users viewing content through advanced media platforms such as Mobile Phones, Tablets, Computers, and Internet Connected Devices while utilizing services like Netflix, Amazon VOD, Hulu, and TV.com. The OmniBox empowers the end user to Watch What They Want To - On The Device They Want To - Whenever They Want To without restrictions to how they view this content and empowering their TV as a monitor.

Competition

Our current competitors have one or two main line distribution models which explains the tremendous reduction of monthly subscribers from companies like Dish, DirecTV, Time Warner, and others. Consumers are demanding options on how and when they can view content including wanting Live and Video On Demand options. The OmniBox meets and exceeds these current demands arising in this mass media market shift.

Competitive Advantage

1.	Google TV is the only competitor with the ability to offer major channels such as ABC, NBC, FOX, and CBS. However, you must maintain your current cable or satellite subscription and ingest your account number to gain access whereas OmniBox users through our strategic partnership with PlayOn powers 40+ mainline channels with up to date Video On Demand viewing of all major content. Also, Google TV will only work with an HDMI cable which can only service 27% of the US and 3% of the world.

2.	Apple TV is limited to product only available through iTunes and while being a great application opportunity for a handheld device it surely is not enough content to substitute the customers current cable or satellite solution. Apple TV also will only connect through an HDMI cable limiting their potential consumer base.

3.	Roku is currently the nations largest IPTV provider with over 4.5mm active boxes in distribution and pre-selling an additional 6mm units to big box stores for 2012. This volume proves the consumers desire to view content through alternative methods. The Roku will connect with Composite and HDMIcables which has been a large part of their success. However, Roku is not responsible for any channels that are available on their box. They have a backend software that allows publishers to build and launch their own channel. The problem with this is technology demands adaptive bit rate streaming and viewing in today's world to be successful. In other words, if your internet is slow you need a technology that will read the speed and format the content so it will play. Do to lack of knowledge, expense, and many non-professionals launching their own channels on Roku it has created an unhappy experience for many that live is major cities with heavy internet traffic, obsolete in the Caribbean, apartment buildings, etc,...In addition, the end user has to manually subscribe to each channel they want causing laundry list of a bank statement monthly and a negative impression with so many itemized charges. Also, the original draw to the Roku by many was to save money considering the average cable bill in the US per the National Association of Broadcasters is $127.00 but by the time you download each channel and it becomes habit forming, its been reported that the average IPTV user is spending $66.00 causing a doubt to the transition being an overall smart decision.

4.	OmniBox serves both HDMI and Composite cable connections, streams in 1080P HD, comes equipped with a tribune TV Guide just like the ones used on Dish, DirecTV, Comcast, and Time Warner, 185 Live Filmon Channels, 206 International Channels, 22 genres of Video on Demand channels with 26,000 videos and podcast updated daily, PlayOn Video On Demand with 40+ major broadcast channels, 100+ radios stations, education from grade level - college including the top ten Universities in the US, Podcast, Internet Browsing, Google, Gmail, Facebook, MySpace, Picasa, YouTube, Crackle and so much more all included in one low monthly fee with no contracts and no commitments. OmniBox is not only an alternative to traditional broadcast but the ultimate advanced media IPTV system in the world.

5.	Finally when you put all these ingredients together we have the greatest chance of success, the lowest possible operating cost, and an opportunity to be the only Network to the market truly reaching the needs being demanded by the people.

Development Impact

With our current economic decline and mandates being issued to internet providers to offer regulated internet service, we believe that we are the alternative entertainment venue to meet the needs of current viewing and financial demands through our technology and cost effective model. In addition we are the first "One World Television Network" with over +850 channels.

Entrepreneur & Management

Jason M. DeMeo ~ With over 15 years of experience in sales, marketing and business management Jason represents many of the largest advertisers, producers, first run syndicated properties and direct response clients in the country. His creative and analytical thinking has positioned him as one of the leading content and spot TV salespersons and distributors in the country. Recognized for his high impact and motivational sales and marketing presentations he continues to work with brand managers and prominent leaders and is often called upon for c suite advice.

Properties syndicated include Nosak Raw, Whitehouse Chronicles, The MoShow, In Pursuit of Passion, Just Down The Road, Love Marriage and Stinking Thinking, Dr. McDougal, Lifestyle Magazine, The Evidence, Keeping The Faith, Traveling With Tots, and All is Bright just to name a few.

Products with National Distribution include - Karobics, The Super Stringer, Debtmerica Relief, JK Harris, Titan Tax, Nationwide Financial Group, Power Tax Relief, Pro Pac, Aeura, Slim Cafe, Slim Scents, My Shopping Genie, Burnett Investment Group, National Auto Coverage, Rantz, Dr. Mary Banks, and Debt Settlement of America and many others.

Distribution outlets included NBC, ABC, CBS, FOX, CW, MYTV, DirecTV, Dish, Comcast and others...

For a complete Executive Overview please visit www.profile.omniversetv.com

Jason M. DeMeo is now CEO of iPoint Television, LLC which is the acquiring party of OmniVerse One World Media, Inc. and the OmniBox brand.

jdemeo@myomnibox.com